Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the accompanying Annual Report of Dorchester Minerals, L.P., (the “Partnership”) on Form 10-K for the period ended December 31, 2012 (the “Report”), each of the undersigned officers of Dorchester Minerals Management GP LLC, General Partner of Dorchester Minerals Management LP, General Partner of the Partnership, hereby certifies that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: February 21, 2013	/s/ William Casey McManemin
William Casey McManemin
Chief Executive Officer

Date: February 21, 2013	/s/ H.C. Allen, Jr.
H.C. Allen, Jr.
Chief Financial Officer